                                                                      EXHIBIT 21


                       WILLIAMS COMMUNICATIONS GROUP, INC.
                                 SUBSIDIARY LIST
                               EFFECTIVE 2/13/2002
               (WHOLLY-OWNED BY PARENT UNLESS OTHERWISE INDICATED)

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
                                                                                                          JURISDICTION OF
SUBSIDIARY                                                                                                 INCORPORATION
----------                                                                                                ---------------
The Williams Communications Group Foundation, Inc.                                                            Oklahoma
Williams Communications, LLC                                                                                  Delaware
      CG Investment Company, LLC (unrestricted subsidiary)                                                    Delaware
      Critical Connections, Inc.                                                                              Delaware
      iBEAM Broadcasting K.K.                                                                                   Japan
      Next Venue Europ, Ltd.                                                                               United Kingdom
      WCS Communications Systems, Inc.                                                                        Delaware
      WCS, Inc.                                                                                               Delaware
      WCG Note Trust (unrestricted subsidiary)                                                                Delaware
          WCG Note Corp., Inc. (unrestricted subsidiary)                                                      Delaware
      Williams Communications Group PTE Ltd.                                                                  Singapore
      Williams Communications Group, Ltd.                                                                      England
          Vyvx International Ltd                                                                               England
      Williams Communications Managed Services, LLC                                                           Delaware
      Williams Communications Managed Services of California, Inc.                                            Delaware
      Williams Communications Procurement, L.L.C.                                                             Delaware
          Williams Communications Procurement, LP (99% limited partner)                                       Delaware
      Williams Communications Procurement, LP (1% General Partner)                                            Delaware
      Williams Communications Risk Management and Trading, L.L.C. (unrestricted subsidiary)                   Delaware
      Williams Communications of Virginia, Inc.                                                               Virginia
      Williams Global Communications Holdings, Inc.                                                           Delaware
          Williams Communications Participations Holdings GmbH                                                 Austria
               Williams Communications Participations GmbH                                                     Austria
                   Williams Communications (Cayman) Limited                                                Cayman Islands
                            Williams Comunicaciones Chile Limitada  (1%)                                        Chile
                            Williams International Telecom (Chile) Limited                                 Cayman Islands
                                Williams Comunicaciones Chile Limitada (99%)                                    Chile
                   Williams Communications Australia Pty. Limited                                             Australia
                       WilTel Communications Pty Limited                                                      Australia
                            PowerTel Limited  (45%)                                                           Australia
                   Williams Communications K.K.                                                                 Japan
                   Williams Communications Network, Inc.                                                New Brunswick, Canada
                   Williams Communications UK Limited                                                          England
                   Williams Communications (Hong Kong) Limited                                                Hong Kong
                   Williams Communications (Singapore) Pte Ltd                                                Singapore
      Williams International Australian Telecom Limited                                                    Cayman Islands
      Williams Learning Network, Inc.                                                                         Delaware
      Williams Local Network, LLC                                                                             Delaware
      Williams Technology Center, LLC                                                                         Delaware